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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERD PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-30320 and 333-24749), of Pressure Biosciences, Inc. (formerly Boston Biomedica, Inc.) of our report dated March 4, 2004 relating to the financial statements as of December 31, 2003 and for the year then ended and financial statement schedule as of and for the year ended December 31, 2003, which appears in this Annual Report Form 10-K.

Weinberg & Company, P.A.

Boca Raton, Florida
April 22, 2005

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERD PUBLIC ACCOUNTING FIRM